Exhibit 10.1

CONCEPTUS, INC.

DAVID H. CHUNG STOCK OPTION AGREEMENT

This DAVID H. CHUNG RESTRICTED STOCK OPTION AGREEMENT (the “Agreement”) is entered into effective as of August 13, 2012 (the “Grant Date”) between Conceptus, Inc. (the “Company”) and David H. Chung (“Participant”).

This award of stock options has been granted without stockholder approval as a stand-alone inducement grant pursuant to NASDAQ Stock Market Rule 5635(c)(4). Certain capitalized terms used herein shall have the meanings given such terms in Section 4.18 of this Agreement.

ARTICLE 1.

GRANT OF OPTION

1.1 Grant of Option. In consideration of Participant’s past and/or continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company grants to Participant an option (the “Option”) to purchase 50,000 shares of Company common stock (“Common Stock”), par value $0.003 per share (the “Shares”), at an exercise price of $18.31 per share (the “Exercise Price”) upon the terms and conditions set forth in this Agreement. This Option shall be a Non-Qualified Stock Option.

1.2 Consideration to the Company. In consideration of the grant of the Option by the Company, Participant agrees to render faithful and efficient services to the Company or any Subsidiary. Nothing in this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

ARTICLE 2.

PERIOD OF EXERCISABILITY

2.1 Commencement of Exercisability.

(a) Subject to Sections 2.2, 2.3, 4.10 and 4.15 hereof, the Option shall become vested and exercisable by the Participant with respect to one-eighth (1/8th) of the Shares on the six-month anniversary of August 13, 2012 (the “Vesting Commencement Date”), with the remainder of the Shares subject thereto vesting and becoming exercisable in equal monthly installments over the following forty-two (42) months, such that the Option shall be fully vested and exercisable on the fourth anniversary of the Vesting Commencement Date, in any event, subject to Participant continuing to be a Service Provider through each such vesting date.

(b) No portion of the Option which has not become vested and exercisable at the date of Participant’s termination of employment or service shall thereafter become vested and exercisable, except as may be otherwise provided by the Board, the Compensation Committee of the Board or such other committee of the Board as shall be duly authorized (collectively, the “Administrator”) or as set forth in a written agreement between the Company and Participant.

(c) Notwithstanding Sections 2.1(a) hereof and the Grant Notice, but subject to Section 2.1(b) hereof, the Option shall become fully vested and exercisable with respect to all shares of Common Stock covered thereby in the event of a Change in Control, subject to Participant continuing to be a Service Provider through the date the Change in Control is consummated.

2.2 Duration of Exercisability. The installments provided for in the vesting schedule set forth in Section 2.1(a) are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in Section 2.1(a) shall remain vested and exercisable until it becomes unexercisable under Section 2.3 hereof. The vesting of the Option may be accelerated by the Administrator at such times and in such amounts as it shall determine in its sole discretion, as otherwise provided for in this Agreement or as set forth in a written agreement between the Company and Participant.

2.3 Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a) The seventh anniversary of the Grant Date (the “Expiration Date”);

(b) The expiration of three (3) months from the date of Participant’s termination of employment or service, unless such termination occurs by reason of Participant’s death or as a result of total and permanent disability as defined in Section 22(e)(3) of the Code; or

(c) The expiration of twelve (12) months from the date of Participant’s termination of employment or service by reason of Participant’s death or as a result of total and permanent disability as defined in Section 22(e)(3) of the Code.

ARTICLE 3.

EXERCISE OF OPTION

3.1 Person Eligible to Exercise. During the lifetime of Participant, only Participant may exercise the Option or any portion thereof. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 2.3 hereof, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

3.2 Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 2.3 hereof.

3.3 Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Company), during regular business hours, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 2.3 hereof:

(a) An exercise notice in a form specified by the Administrator, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator;

(b) The receipt by the Company of full payment for the Shares with respect to which the Option or portion thereof is exercised, including payment of any applicable withholding tax, which shall be made by deduction from other compensation payable to Participant or in such other form of consideration permitted under Section 3.4 hereof that is acceptable to the Company;

(c) Any other written representations as may be required in the Administrator’s reasonable discretion to evidence compliance with the Securities Act of 1933, as amended, or any other applicable law, rule or regulation; and

(d) In the event the Option or portion thereof shall be exercised pursuant to Section 3.1 hereof by any person or persons other than Participant, appropriate proof of the right of such person or persons to exercise the Option.

Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

3.4 Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of Participant:

(a) Cash or check;

(b) With the consent of the Administrator, surrender of shares of Common Stock (including, without limitation, shares of Common Stock otherwise issuable upon exercise of the Option) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or

(c) Other property acceptable to the Administrator (including, without limitation, through the delivery of a notice that Participant has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company, but in any event not later than the settlement of such sale).

3.5 Tax Withholding. Participant shall pay to the Company by one of the permitted payment methods under Section 3.4, promptly upon exercise of an Option or, if later, the date that the amount of such obligations becomes determinable, all applicable federal, state, local and foreign withholding taxes that the Administrator, in its discretion, determines to result upon exercise of an Option or from a transfer or other disposition of shares of Common Stock acquired upon exercise of an Option or otherwise related to an Option or shares of Common Stock acquired in connection with an Option. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement withhold, or allow Participant to elect to have the Company withhold shares of Common Stock otherwise issuable under the Option (or allow the surrender of shares of Stock). Unless determined otherwise by the Administrator, the number of shares of Common Stock which may be so withheld or surrendered shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Common Stock, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option exercise involving the sale of shares to pay the Option exercise price or any tax withholding obligation.

3.6 Conditions to Issuance of Common Stock. The shares of Common Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares of Common Stock or issued shares of Common Stock which have then been reacquired by the Company. Such shares of Common Stock shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any shares of Common Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares of Common Stock to listing on all stock exchanges on which such Common Stock is then listed;

(b) The completion of any registration or other qualification of such shares of Common Stock under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d) The receipt by the Company of full payment for such shares of Common Stock, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 3.4 hereof; and

(e) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.

As a condition to the exercise of the Option, the Company may require the person exercising the Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

3.7 Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of any shares of Common Stock purchasable upon the exercise of any part of the Option unless and until such shares of Common Stock shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Common Stock are issued.

ARTICLE 4.

OTHER PROVISIONS

4.1 Administration. The Administrator shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of the Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Compensation Committee of the Board or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement or the Option.

4.2 Whole Shares. The Option may only be exercised for whole shares of Common Stock.

4.3 Option Not Transferable. Subject to Section 4.1 hereof, the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Common Stock underlying the Option have been issued, and all restrictions applicable to such shares of Common Stock have lapsed. Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

4.4 Binding Agreement. Subject to the limitation on the transferability of the Option contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.5 Adjustments upon Changes in Capitalization, Merger or Asset Sale.

(a) In the event that the Company determines that other than an Equity Restructuring any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reclassification, reorganization, merger, consolidation, spin off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Company’s sole discretion, affects the Common Stock such that an adjustment is determined by the Company to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under this Agreement or with respect to the Option, then the Company shall, in such manner as it may deem equitable, adjust the number and kind of shares of Common Stock (or other securities or property) subject to this Agreement and the Option.

(b) In the event of any transaction or event described in Section 4.5(a), the Company, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Company determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under this Agreement or to facilitate such transaction or event:

(i) To provide for either the purchase of the Option for an amount of cash equal to the amount that could have been obtained upon the exercise of the Option or realization of the Participant’s rights had the Option been currently exercisable or payable or fully vested or the replacement of the Option with other rights or property selected by the Company in its sole discretion;

(ii) To provide that the Option shall be exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in this Agreement;

(iii) To provide that the Option be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iv) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to this Option, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, the Option; or

(v) To provide that immediately upon the consummation of such event, the Option shall not be exercisable and shall terminate; provided, that for a specified period of time prior to such event, the Option shall be exercisable as to all Shares covered thereby, and the restrictions imposed under this Agreement upon some or all Shares may be terminated, notwithstanding anything to the contrary in this Agreement.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 4.5(a) and 4.5(b), the number and type of securities subject to the Option and the exercise price thereof will be proportionately adjusted. The adjustments provided under this Section 4.5(c) shall be nondiscretionary and shall be final and binding on the Participant and the Company.

(d) The existence of this Agreement shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

4.6 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 4.6, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Participant shall, if Participant is then deceased, be given to the person entitled to exercise his or her Option pursuant to Section 3.1 hereof by written notice under this Section 4.6. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

4.7 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.8 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

4.9 Conformity to Securities Laws. Participant acknowledges that this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Agreement shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

4.10 Amendments, Suspension and Termination. This Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator; provided that, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of Participant.

4.11 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 4.3 hereof, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

4.12 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of this Agreement, if Participant is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.13 Not a Contract of Employment. Nothing in this Agreement shall confer upon the Participant any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries.

4.14 Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

4.15 Section 409A. This Option is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of this Agreement, if at any time the Administrator determines that the Option (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate either for the Option to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

4.16 Limitation on Participant’s Rights. Entry into this Agreement confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust and shall not have any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to options, as and when exercised pursuant to the terms hereof.

4.17 Material Inducement. Participant agrees that Participant has not been previously employed in any capacity by the Company or a Subsidiary, or if previously employed, has had a bona-fide period of non-employment, and that the grant of the Option is an inducement material to Participant’s agreement to enter into employment with the Company or Subsidiary.

4.18 Certain Definitions. As used herein, the following definitions shall apply:

(a) “Board” means the Board of Directors of the Company.

(b) “Change in Control” shall mean the occurrence of any of the following events:

(i) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(ii) a merger or consolidation of the Company whether or not approved by the Board, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company;

(iii) an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iv) a change in the composition of the Board, as a result of which less than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date of Participant’s hire or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

Notwithstanding the foregoing, in no event shall a Change in Control be deemed to have occurred unless the transaction or event giving rise to the Change in Control also constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5).

(c) “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto. Reference to any particular Code section shall include any successor section.

(d) “Consultant” means any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Company or any Parent or Subsidiary of the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or adviser is a natural person who has contracted directly with the Company or any Parent or Subsidiary of the Company to render such services.

(e) “Director” means a member of the Board.

(f) “Employee” means any person, including an officer or Director, who is an employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient, by itself, to constitute “employment” by the Company.

(g) “Equity Restructuring” means a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or of other securities) and causes a change in the per share value of the Common Stock underlying the Option.

(h) “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market, its Fair Market Value shall be the closing sales price for a share of such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination (or the most recent day on which sales were reported if none were reported on such date), as reported in The Wall Street Journal or such other source as the Company deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for a share of the Common Stock on the day of determination (or the most recent day on which bid and asked prices were reported if none were reported on such date); or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Company.

(j) “Non-Qualified Stock Option” shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.

(k) “Parent” means any corporation, whether now or hereafter existing (other than the Company), in an unbroken chain of corporations ending with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than fifty percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(l) “Service Provider” means an Employee, Director or Consultant.

(m) “Subsidiary” means any corporation, whether now or hereafter existing (other than the Company), in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(Signature Page Follows)

By Participant’s acceptance, Participant agrees to be bound by the terms and conditions of the Agreement and make the following representation: “I have reviewed the Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing the Agreement and fully understand all provisions of the Agreement. I hereby agree to accept as final, binding, and conclusive all decisions or interpretations of the Committee upon any questions arising under the Agreement. I acknowledge and agree that the Agreement sets forth the entire understanding between me and the Company regarding the acquisition or issuance of stock in the Company and supersedes all prior oral and written agreements regarding the acquisition or issuance of stock in the Company.”

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CONCEPTUS, INC.	PARTICIPANT

/s/ D. Keith Grossman	/s/ David H. Chung
By: D. Keith Grossman	David H. Chung
Its: Chief Executive Officer	Address: ***